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                                                                       Form 10-Q
                                                                      Exhibit 11

               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

     Net income per share is computed based on the weighted average number of shares outstanding, including the dilutive effect of stock options, as follows:


- ----------------------------------------------------------------------------------------
                                                Three Months Ended    Six Months Ended
- ----------------------------------------------------------------------------------------
                                                    June 30,             June 30,
(in thousands, except per share amounts)        1996       1995       1996      1995
- ----------------------------------------------------------------------------------------
NET INCOME:                                    $ 9,260    $ 7,469    $18,001   $14,853
                                               =======    =======    =======   =======
PRIMARY EARNINGS PER SHARE:
  Actual average shares outstanding             14,423     14,171     14,389    14,152
  Net effect of the assumed exercise of
    stock options -- based on the treasury
    stock method using average market price
    for the period                                 271        358        295       353
                                               -------    -------    -------   -------
  Pro forma average shares outstanding          14,694     14,529     14,684    14,505
                                               =======    =======    =======   =======

  Net Income Per Share                         $  0.63    $  0.51    $  1.23   $  1.02
                                               =======    =======    =======   =======

FULLY DILUTED EARNINGS PER SHARE:
  Actual average shares outstanding             14,423     14,171     14,389    14,152
  Net effect of the assumed exercise of
    stock options -- based on the treasury
    stock method using higher of average or
    closing market price                           271        408        295       409
                                               -------    -------    -------   -------
  Pro forma average shares outstanding          14,694     14,579     14,684    14,561
                                               =======    =======    =======   =======

  Net Income Per Share                         $  0.63    $  0.51    $  1.23   $  1.02
                                               =======    =======    =======   =======